SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) May 31, 2002


                           WIRE ONE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    0-25940                  77-0312442
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)


   225 Long Avenue, Hillside, New Jersey                         07205
  (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (973) 282-2000


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

      On May 31, 2002, Wire One Technologies, Inc. closed its new $25 million, three-year senior secured revolving credit facility with JPMorgan Chase Bank. The facility, which includes a $2 million letter of credit facility, replaces the Company's prior $15 million facility. Wire One's new facility will be used to support working capital and general corporate purposes.





                All other Items of this report are inapplicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             WIRE ONE TECHNOLOGIES, INC.

Date:  June 10, 2002                             By:/s/ Christopher A. Zigmont
                                                    --------------------------
                                                    Christopher A. Zigmont
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

5.1 June 3, 2002 Wire One Technologies, Inc. press release announcing the closing of its new $25 million, three-year senior secured revolving credit facility with JPMorgan Chase Bank.

5.2 Credit Agreement dated as of May 31, 2002 among Wire One Technologies, Inc., as Borrower, The Lenders Party Hereto, and JPMorgan Chase Bank, as Administrative and Collateral Agent and Arranger.